Exhibit 10.12

FIRST AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “First Amendment”), is entered into as of June 29, 2012, by and between MPG Office Trust, Inc., a Maryland corporation, MPG Office, L.P., a Maryland limited partnership (collectively, the “Company”), and Peggy M. Moretti (the “Executive”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement (as defined below).

WHEREAS, the Company and the Executive have entered into that certain Amended and Restated Employment Agreement, effective as of January 1, 2010 (the “Employment Agreement”);

WHEREAS, pursuant to Section 10(j) of the Employment Agreement, the Employment Agreement may be modified by a written agreement executed by the Company and the Executive; and

WHEREAS, the Company and the Executive mutually desire to amend the Employment Agreement as set forth in this First Amendment.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Executive hereby amend the Employment Agreement as follows, effective as of the date first above written:

1.         Section 4(a)(ii) of the Employment Agreement is hereby amended and restated in its entirety as follows:

“(ii) The Executive shall be paid, in a single lump sum payment within 60 days after the Date of Termination (with the exact payment date to be determined by the Company in its discretion), a pro rata portion of the Annual Bonus for the partial fiscal year in which the Date of Termination occurs in an amount equal to (x) the Annual Bonus earned by the Executive for the most recent completed fiscal year preceding the Date of Termination (pro rated based on the number of days in the fiscal year in which the Date of Termination occurs through the Date of Termination), minus (y) any semi-annual or quarterly cash bonus payments for the fiscal year in which the Date of Termination occurs that have been paid to the Executive prior to the Date of Termination.”

2.         This First Amendment shall be and is hereby incorporated in and forms a part of the Employment Agreement.

3.         All other terms and provisions of the Employment Agreement shall remain unchanged except as specifically modified herein.

[Signature Page Follows]

IN WITNESS WHEREOF, this First Amendment has been executed and delivered by the parties hereto.

MPG OFFICE TRUST, INC., a Maryland corporation

By:	/s/ JONATHAN L. ABRAMS
	Name:	Jonathan L. Abrams
	Title:	Executive Vice President, General Counsel and Secretary

MPG OFFICE, L.P., a Maryland limited partnership

By: MPG Office Trust, Inc.
Its: General Partner

By:	/s/ JONATHAN L. ABRAMS
	Name:	Jonathan L. Abrams
	Title:	Executive Vice President, General Counsel and Secretary

Accepted and Agreed, this 29th day of June 2012.

By:	/s/ PEGGY M. MORETTI
Peggy M. Moretti